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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COBIZ INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 13, 2006

Dear Fellow Shareholder:

        This year's Annual Meeting of Shareholders of CoBiz Inc., a Colorado corporation (the "Company"), will be held at the Magnolia Ballroom, 817 17th Street, Denver, Colorado 80202 on May 18, 2006 at 8:00 a.m., M.D.T. You are cordially invited to attend. The matters to be considered at the meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Shareholders. The Company's Board of Directors recommends that you vote: (i) FOR the election of management's thirteen nominees to serve as directors of the Company and (ii) FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2006.

        To be certain that your shares are voted at the Annual Meeting, whether or not you plan to attend in person, you should sign, date and return the enclosed proxy as soon as possible. Your vote is important.

        At the Annual Meeting, I will review the Company's activities during the past year and its plans for the future. Shareholders will be given the opportunity to address questions to the Company's management. I hope you will be able to join us.

Sincerely,

Steven Bangert Chairman of the Board and Chief Executive Officer

COBIZ INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2006

TO THE SHAREHOLDERS OF COBIZ INC.:

        Notice is hereby given that the Annual Meeting of Shareholders of CoBiz Inc., a Colorado corporation (the "Company"), will be held at 8:00 a.m., M.D.T., on May 18, 2006, at the Magnolia Ballroom, 817 17th Street, Denver, Colorado, for the following purposes:

1.
To elect thirteen directors;

2.
To consider and vote on the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2006; and

3.
To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 29, 2006 as the record date for the meeting. Only shareholders of record as of the close of business on that date are entitled to notice of and to vote at the meeting.

        We encourage you to take part in the affairs of your Company either by attending the meeting in person or by executing and returning the enclosed proxy.

By Order of the Board of Directors,

Mary Perrott Smith Corporate Secretary

Dated: April 13, 2006

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING, AND IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

TABLE OF CONTENTS

SOLICITATION OF PROXY, REVOCABILITY AND VOTING OF PROXIES
General
Voting
Solicitation and Revocability of Proxies
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
Nominees for Election as Directors
PROPOSAL 2: RATIFICATION OF INDEPENDENT ACCOUNTANTS
COMMITTEES OF THE BOARD OF DIRECTORS
Executive Committee
Audit Committee
Governance and Nominating Committee
Compensation Committee
Compensation Committee Interlocks and Insider Participation
MEETINGS OF THE BOARD AND COMMITTEES
MANAGEMENT
Executive Officers
Executive Compensation
Summary Compensation Table
Options Grants in 2005
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Stock Option Plans
Supplemental Executive Retirement Plan and Split Dollar Benefit
Employment Agreements
Compensation Committee Report on Executive Compensation
Director Compensation
Stock Performance Comparisons
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
Independent Auditor Fees and Services
Pre-Approval of Services
AUDIT COMMITTEE REPORT
PRINCIPAL SHAREHOLDERS
CERTAIN RELATIONSHIPS AND TRANSACTIONS
SECTION 16(a) BENEFICAL OWNERSHIP REPORTING COMPLIANCE
2005 ANNUAL REPORT TO SHAREHOLDERS
SHAREHOLDER COMMUNICATIONS WITH THE BOARD
SHAREHOLDER RECOMMENDATIONS OF DIRECTOR NOMINEES
SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
OTHER MATTERS

COBIZ INC.
PROXY STATEMENT

SOLICITATION OF PROXY, REVOCABILITY AND VOTING OF PROXIES

GENERAL

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CoBiz Inc., a Colorado corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on May 18, 2006, at 8:00 a.m., M.D.T., at the Magnolia Ballroom, 817 17th Street, Denver, Colorado 80202, and at any adjournment or postponement of the Annual Meeting.

        This Proxy Statement and the accompanying form of proxy are first being transmitted or delivered to holders of the Company's common stock beginning on or about April 13, 2006, together with the Company's 2005 Annual Report to Shareholders.

        The Company's principal executive offices are located at 821 17th Street, Denver, Colorado 80202.

VOTING

        Only shareholders of record at the close of business on March 29, 2006 are entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of that date, there were 22,455,311 shares of common stock outstanding. Each share is entitled to one vote. Cumulative voting is not permitted. Shares as to which the shareholder instructs the proxy to abstain from voting on any matter or withholds authority to vote for a director will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting but as not voted for purposes of determining the approval of any such matter or the election of directors. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a "broker non-vote"), those shares will be treated in the same manner as abstentions.

        All Annual Meeting proxies, ballots and tabulations that identify individual shareholders are kept secret and no such document will be available for examination, nor will the identity or the vote of any shareholder be disclosed except as may be necessary to meet legal requirements and the laws of Colorado.

        The Company's bylaws provide that the holders of not less than a majority of the shares entitled to vote at any meeting of shareholders, present in person or represented by proxy, will constitute a quorum. Directors are elected by plurality vote, which means that the thirteen nominees who receive the most votes will be elected. The proposal to ratify the selection of the Company's independent auditors will be approved if more votes are cast for the proposal than are cast against it. Accordingly, an abstention, a broker non-vote or a failure to submit a proxy (assuming a quorum is present) has no effect on the outcome of the election of directors or the votes on those proposals.

SOLICITATION AND REVOCABILITY OF PROXIES

        The Company will pay all expenses in connection with the solicitation of proxies. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone calls or facsimile transmissions.

        A shareholder submitting the enclosed proxy may revoke it at any time before his or her vote is cast at the Annual Meeting by delivering to the Secretary of the Company a written notice of termination of the proxy's authority or of a duly executed proxy bearing a later date or by voting in person at the meeting. Shares entitled to vote and represented by properly completed proxies received prior to the Annual Meeting and not revoked will be voted in the manner directed by the shareholder granting such proxy. If no direction is made in the proxy, the shares represented by the proxy will be voted as recommended by the Board of Directors.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

1. Election of Directors

        The business and affairs of the Company are managed under the direction of its Board of Directors. The Board has the authority under the Bylaws to set the number of directors, which may not be less than three. The number of directors is currently fixed at thirteen. Candidates for nomination to the Board are selected by the Governance and Nominating Committee, and recommended to the Board of Directors for approval, in accordance with the guidelines established by such Committee, taking into consideration the overall composition and diversity of the Board and areas of expertise that new Board members might be able to offer. Directors are elected by the shareholders at each Annual Meeting, to serve for a one-year term, which expires on the date of the next Annual Meeting.

        Steven Bangert, Michael B. Burgamy, Jerry W. Chapman, Thomas M. Longust, Jonathan C. Lorenz, Evan Makovsky, Harold F. Mosanko, Howard R. Ross, Noel N. Rothman, Timothy J. Travis, Mary Beth Vitale and Mary M. White are the twelve incumbent directors who were elected at the 2005 Annual Meeting of Shareholders and are being nominated for re-election at this year's Annual Meeting. In January 2006, based on the recommendation of the Board's Governance and Nominating Committee, the Board expanded its size to thirteen and appointed Morgan Gust as director. Mr. Gust was recommended to the Governance and Nominating Committee for consideration by a non-management director of the Company.

        The Board has determined that directors Burgamy, Chapman, Gust, Longust, Ross, Rothman, Travis, Vitale and White qualify as independent directors under the Nasdaq listing standards as currently in effect. Directors are encouraged but are not required to attend the Annual Meeting. Last year, all twelve incumbent directors attended the Annual Meeting.

        Each of the nominees standing for re-election has indicated a willingness to serve, but in case any of them is not a candidate at the Annual Meeting, which is not presently anticipated, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee at their discretion.

The Board of Directors recommends a vote FOR the election of these directors.

        Information regarding director nominees is set forth below:

NOMINEES FOR DIRECTOR

Name:	Steven Bangert
Age:	49
Director since:	September 1994
CoBiz board committee:	Executive Committee
Principal occupation and recent business experience:
Mr. Bangert has served as Chairman of the Board of Directors and Chief Executive Officer ("CEO") of the Company since September 1994. From August 1992 to March 1999, Mr. Bangert served as President and a director of Western Capital Holdings, Inc. ("Western Capital"), formerly the bank holding company for River Valley Bank—Texas, located in McAllen, Texas. From March 1992 to July 1998, Mr. Bangert also served as Chairman of the Board of River Valley Bank—Texas, and, from April 1988 to July 1994, he served as Vice Chairman of the Board and CEO of River Valley Savings Bank—Illinois, a financial institution with locations in Chicago and Peoria, Illinois. From February 1994 to July 1998, Mr. Bangert served as a director and member of the Executive Committee of Lafayette American Bank. He holds a B.S. degree in business administration from the University of Nebraska—Lincoln.
Other directorships:
Mr. Bangert also serves as Chairman of the Board of the Company's wholly owned subsidiary CoBiz Bank, N.A. (the "Bank") and as a director of Colorado Business Leasing, Inc. ("CBL"); CoBiz GMB, Inc. ("GMB"); Financial Designs, Ltd. ("FDL"); CoBiz Insurance, Inc. and Alexander Capital Management Group, LLC ("ACMG"), which are direct or indirect subsidiaries of the Company.
Name:	Michael B. Burgamy
Age:	60
Director since:	May 1998
CoBiz board committees:	Audit Committee (Chairman)
Principal occupation and recent business experience:
From 1999 to April 2001, Mr. Burgamy served as the Chief Financial Officer of Colibri Holding Corporation, a manufacturer of pet products and garden supplies. In April 2001, Mr. Burgamy became a director of Colibri Holding Corporation. From 1991 to 1999, Mr. Burgamy served as the President of Perky-Pet Products Co., a manufacturer of pet products and supplies. From January 1976 to November 1994, he was President of CGS Distributing, Inc., a wholesale distributor of lawn and garden supplies. He holds a B.S. degree in engineering management from the United States Air Force Academy.
Other directorships:	Mr. Burgamy has also served as a director of the Bank since March 1997.

Name:	Jerry W. Chapman
Age:	65
Director since:	May 2003
CoBiz board committee:	Audit Committee
Principal occupation and recent business experience:
Mr. Chapman has 43 years of public accounting and consulting experience. Since 2000, he has served as a consultant to clients requiring strategic, governance and market-driven services. From January 1993 until his retirement in December 1999, Mr. Chapman served as a Senior Consulting Partner with Arthur Andersen LLP. From July 1989 to December 1992, Mr. Chapman operated Insight Partners, a consulting firm he established that offered planning, governance, financial and economic services to financial, healthcare, governmental and not-for-profit organizations. From November 1968 to June 1989, Mr. Chapman was with Ernst & Whinney (now Ernst & Young). From 1977 though June 1989, he served as a partner with the firm, and during the last ten years of this period, served as the Managing Partner of the firm's Southwestern offices. Mr. Chapman is a Certified Public Accountant (retired status) and earned a B.S. degree in Accounting from the University of Great Falls, Montana.
Other directorships:
Mr. Chapman also serves on the Board of Directors and is Audit Committee Chair and is a member of the Governance and Nominating Committee for Inter-Tel, Incorporated, a Tempe, Arizona based Nasdaq-listed company, and on the Board of Directors of Health Care Excel, an Indiana-based multi-state healthcare quality assurance and consulting organization. He also serves as the Chairman of the Board of HCE Quality Quest, the wholly owned Arizona subsidiary of Health Care Excel.

Name:	Morgan Gust
Age:	58
Director since:	January 2006
CoBiz board committee:	None
Principal occupation and recent business experience:
Mr. Gust has served as the president of Giant Industries, Inc., a publicly-traded petroleum refining and marketing company listed on the New York Stock Exchange, since March 2002. Mr. Gust joined Giant Industries in August 1990, and over the years has served in various senior management positions, including executive vice president, vice president administration, general counsel, and corporate secretary. Mr. Gust holds a B.S. degree and a J.D. degree from the University of Arizona.
Other directorships:	Mr. Gust serves on the board of the following funds:
• Flaherty & Crumrine Preferred Income Fund Incorporated (NYSE: PFD)
• Flaherty & Crumrine Preferred Income Opportunity Fund Incorporated (NYSE: PFO)
• Flaherty & Crumrine/Claymore Preferred Securities Income Fund Incorporated (NYSE: FFC)
• Flaherty & Crumrine/Claymore Total Return Fund Incorporated (NYSE: FLC)
Name:	Thomas M. Longust
Age:	64
Director since:	March 2001
CoBiz board committee:	Governance and Nominating Committee (Chairman)
Principal occupation and recent business experience:
Mr. Longust has served as a director of the Company since the Company's acquisition of First Capital Bank of Arizona ("First Capital") in March 2001. From August 1996 until March 2001, Mr. Longust served as a director of First Capital. In 1973, Mr. Longust founded Longust Distributing, Inc., an Arizona based distributor of floor covering products serving the southwest for several major domestic manufacturers as well as a number of foreign ceramic tile manufacturers. He served as Chairman and CEO until the business was sold in 2005. In 2001, Mr. Longust founded Longust Flooring Company, LLC, an Anaheim, California based ceramic tile distributor serving southern California, and he is currently its Managing Partner. Prior to 1973 Mr. Longust held management positions with Chrysler, Monsanto and Olin Industries and was a member of the St. Louis University Business School faculty. Mr. Longust received Bachelor and Masters Degrees in Finance and Economics from St. Louis University and completed all course work toward his PhD while serving on the faculty.
Other directorships:	Mr. Longust serves as a member of the board of directors for the Sojourner Center, a non-profit center established to serve victims of domestic violence.

Name:	Jonathan C. Lorenz
Age:	54
Director since:	March 1995
CoBiz board committee:	Executive Committee
Principal occupation and recent business experience:
Mr. Lorenz has served as Vice Chairman of the Board of Directors of the Company since March 1995. Mr. Lorenz has also served as CEO of the Company's banking franchise composed of Colorado Business Bank and Arizona Business Bank since 1995. From June 1993 to March 1995, Mr. Lorenz pursued various business investment opportunities, including the formation of First Western Growth Fund, a small business investment company. Mr. Lorenz was employed by Colorado National Bank ("CNB") in various capacities from September 1976 to June 1993. His last position with CNB was Senior Vice President and Manager of Corporate Banking. He holds a B.A. degree in political science and an M.B.A. from the University of Colorado.
Other directorships:	Mr. Lorenz serves as Vice Chairman and CEO of the Bank. In addition, he is a director of CBL; FDL; CoBiz Insurance, Inc.; GMB and ACMG, which are direct or indirect subsidiaries of the Company.
Name:	Evan Makovsky
Age:	61
Director since:	January 2003
CoBiz board committee:	None
Principal occupation and recent business experience:
Mr. Makovsky is the co-founder of Shames-Makovsky Realty Company, which specializes in the sale and leasing of commercial, industrial and investment properties. In the mid-1980s Shames-Makovsky Realty Company formed Shames-Makovsky Mortgage Company, which specializes in "gap" financing. He holds a B.S.B.A. degree in Business and an M.S.B.A. degree in Finance from the University of Denver.
Other directorships:	Mr. Makovsky has also served as a director of the Bank since March 1997.

Name:	Harold F. Mosanko
Age:	66
Director since:	March 2001
CoBiz board committee:	None
Principal occupation and recent business experience:
Mr. Mosanko served as First Capital's CEO from 1995 until First Capital's merger into the Bank in September 2001. He became a director of the Company upon the completion of the Company's acquisition of First Capital in March 2001. Prior to 1995, he had 25 years of banking experience at Valley National Bank of Arizona ("Valley"). His positions included Executive Vice President in charge of the Commercial Lending Group, Commercial Marketing and Senior Branch Administrator. In 1982, Mr. Mosanko left Valley and became a principal in a financial services firm that was active in mergers and acquisitions and financial securities. Mr. Mosanko subsequently returned to Valley in 1984. His last position with Valley was Executive Vice President and Group Manager for the Commercial Lending Group. He attended the Detroit College of Business.
Other directorships:	Mr. Mosanko has also served as a Vice Chairman of the Bank since February 2002.
Name:	Howard R. Ross
Age:	79
Director since:	September 1994
CoBiz board committee:	None
Principal occupation and recent business experience:
Mr. Ross is a private investor and has served as President of H.R. Financial, Inc., a closely held investment company in which he is the principal shareholder, since May 1994. From August 1992 to March 1999, Mr. Ross served as a director of Western Capital, and, from August 1992 to July 1995, he served as Vice Chairman of the Board of River Valley Bank—Texas. He holds a B.S. degree in mechanical engineering from the Illinois Institute of Technology.
Other directorships:	Mr. Ross has served as a director of the Bank since March 1995.
Name:	Noel N. Rothman
Age:	76
Director since:	September 1994
CoBiz board committees:	Executive Committee; Compensation Committee (Chairman)
Principal occupation and recent business experience:
Mr. Rothman is a private investor and has served as President of Namtor, Inc., a closely held business services company in which he is a principal shareholder, since September 1985. Mr. Rothman attended Wayne State University.
Other directorships:	None

Name:	Timothy J. Travis
Age:	61
Director since:	May 1998
CoBiz board committee:	Compensation Committee
Principal occupation and recent business experience:	Since November 1981, Mr. Travis has been the President and CEO of Eaton Metal Products Company, with which he has been employed since 1963.
Other directorships:
Mr. Travis serves as a director and on the audit committee of University of Colorado Hospital, and is a past Chairman of the Denver Area Council of Boy Scouts of America. In addition, he is also a director of the National Western Stock Show.
Name:	Mary Beth Vitale
Age:	52
Director since:	January 2005
CoBiz board committee:	Audit Committee
Principal occupation and recent business experience:
Ms. Vitale co-founded Pellera, a strategic communications and business development firm, in 2001. Previously, she had served as president, CEO and chairman of the board of WestwindMedia.com, president and COO of RMI.NET, and president-western states for AT&T. She received her bachelor's degree from Hillsdale College in Hillsdale, Michigan; a master's degree from the University of Colorado; and an advanced management degree from the Wharton School of the University of Pennsylvania.
Other directorships:
Ms. Vitale previously served on the board of Intrado, Inc., a publicly-traded technology company, from 1999 to 2004; and on the board of RMI.Net, a publicly traded national e-business and convergent communications company from 1997 to 2000. She is also a Commissioner on Colorado Governor Bill Owens' Commission for Science and Technology. In addition, she is a member of the board of directors of the National Association of Corporate Directors local chapter.

Name:	Mary White
Age:	54
Director since:	January 2005
CoBiz board committee:	Governance and Nominating Committee
Principal occupation and recent business experience:
Ms. White has served as the CEO of Swedish Medical Center, Englewood, Colorado, since 1996; previously, she spent 15 years at Rose Medical Center in Denver where she went from an administrative resident to senior vice president. Ms. White is active in many community organizations, serving on the boards of the Colorado Neurological Institute, Colorado Personalized Education for Physicians, Mountain States Employer's Council and Doctors' Care. She is past president of the board of the Colorado Health & Hospital Association and is the immediate past chair of the American Hospital Association's Metropolitan Hospital Governing Council. Ms. White received her bachelor's degree from Juniata College in Huntingdon, Pa., and a master's degree from the University of Pittsburgh.
Other directorships:	Ms. White also serves on the Juniata College Board of Trustees and on the board of directors of the American Heart Association.

2. Ratification of Independent Accountants

        The Board of Directors has appointed Deloitte & Touche LLP as the Company's independent accountants for the year ending December 31, 2006. Deloitte & Touche LLP has no relationship with the Company other than that arising from its engagement as independent accountants. See "Relationship with Independent Public Accountants" below. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

        The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants for the year ending December 31, 2006.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors of the Company has standing Executive, Audit, Governance and Nominating and Compensation Committees.

        The Company maintains an Internet website located at www.cobizinc.com on which, among other things, the Company makes available, free of charge, various reports that it files with or furnishes to the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. These reports are made available as soon as reasonably practicable after they are filed with or furnished to the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Additional information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Company has also made available on its website its Corporate Governance Guidelines and its Code of Conduct and Ethics, as well as the charters for its Audit Committee, Governance and Nominating Committee and Compensation Committee. To access these materials, visit the Company's website at www.cobizinc.com and select "Investor Relations," then select "Corporate Governance," and then select the name of the document you wish to view. The content on any website referred to in this filing is not incorporated by reference into this filing unless expressly noted otherwise.

Executive Committee

        The Executive Committee is authorized to exercise certain of the powers of the Board of Directors, subject to ratification by the full Board of Directors, and meets as needed, usually in situations where it is not feasible to take action by the full Board of Directors. The Executive Committee is comprised of Messrs. Rothman, Lorenz and Bangert.

Audit Committee

        The Audit Committee operates pursuant to a written Charter adopted by the Company's Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement. The Audit Committee reports to the Board of Directors and has the responsibility to:

  •
  Oversee the accounting and financial reporting processes of the Company and the internal and external audit of the Company's financial statements;

  •
  Oversee the implementation of the system of internal control over financial reporting that management has established;

  •
  Appoint, compensate and oversee the work of any registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and resolve any disagreement between management and the auditor regarding financial reporting;

  •
  Provide an avenue for communication between internal audit, the independent accountants, financial management and the Board;

  •
  Consider and preapprove any audit and non-audit services proposed to be provided by the independent accountants; and

  •
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

        The Audit Committee consists of three members, Messrs. Burgamy and Chapman and Ms. Vitale, all of whom are "independent" under the Nasdaq listing standards currently in effect. The Board of Directors has designated Mr. Chapman and Ms. Vitale each as an "audit committee financial expert" as defined in Item 401(h)(2) of Regulation S-K. The Board of Directors has determined that the Committee members do not have any relationship to the Company that may interfere with the exercise of independent judgment in carrying out their responsibilities. None of the Committee members are current officers or employees of the Company or its affiliates.

Governance and Nominating Committee

        The Governance and Nominating Committee has the responsibility to:

  •
  Identify individuals qualified to become Board members and recommend to the Board the director nominees for the next annual meeting of shareholders;

  •
  Recommend to the Board director candidates for each committee for appointment by the Board;

  •
  Lead the Board in its annual review of the Board's performance; and

  •
  Lead the Company in shaping the Company's corporate governance policies and practices and monitor compliance with those policies and practices.

        When evaluating whether an incumbent director should be nominated for reelection, the Governance and Nominating Committee reviews the director's overall service to the Company during his or her term, including the number of meetings attended, level of participation and quality of performance. When searching for new director candidates, the Governance and Nominating Committee canvasses its network of professional contacts to compile a list of potential candidates and may also engage a professional search firm if it deems appropriate. The Governance and Nominating Committee then meets to discuss and consider each candidate's qualifications and selects by majority vote a nominee to recommend to the full Board. The Governance and Nominating Committee will consider individuals recommended by a shareholder of the Company to serve on the Board. For a description of the procedures for nominating a candidate to the Board and the minimum qualifications for Board membership, please see "Shareholder Recommendations of Director Nominees" below.

        Each member of the Governance and Nominating Committee must meet the independence requirements of the Nasdaq listing standards and any other applicable laws, rules and regulations governing independence, as determined by the Board. The Governance and Nominating Committee currently consists of Mr. Longust and Ms. White, each of whom is "independent" under the listing standards currently in effect.

Compensation Committee

        The Compensation Committee assists the Board in the discharge of its responsibilities relating to the fair and competitive compensation of the executives and other key employees of the Company, and in connection with the Company's employee benefit plans. The Compensation Committee has responsibility to:

  •
  Review and approve the Company's compensation philosophy;

  •
  Review and approve the executive compensation programs, plans and awards;

  •
  Administer the Company's bonus, stock-based and other incentive plans;

  •
  Evaluate the performance of the CEO and recommend appropriate compensation levels;

  •
  Issue an annual report on executive compensation; and

  •
  Review and approve general employee pension benefit plans of the Company and other benefit plans on an as-needed basis.

        The Compensation Committee is comprised of Messrs. Rothman and Travis, each of whom is independent under the Nasdaq listing standards currently in effect.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was at any time during 2005, or at any other time, an officer or employee of the Company or any of its subsidiaries. Furthermore, no executive officer of the Company served on the compensation committee or as a director of any other entity that had an executive officer who served as a director or on the Compensation Committee of the Company.

        The Bank has invested or committed to invest in several licensed Small Business Investment Companies ("SBIC") in which certain directors (including members of the Compensation Committee) and executive officers of the Company also own interests. These investments and the interests of the directors and executive officers in the SBICs are described below.

        In July 1997, the Bank committed to purchase up to $500,000 of limited partnership interests in Prairie Capital Mezzanine Fund, L.P. ("Prairie Capital"), an investment fund that makes subordinated debt and preferred stock investments in a wide variety of small businesses throughout the United States. Prairie Capital is licensed as a SBIC. As of December 31, 2005, the Bank's aggregate investment in Prairie Capital was $450,000, and the Bank was subject to additional capital calls of up to $50,000. Messrs. Bangert, Ross, Mr. Ross' wife and Namtor Denver Property LLC ("Namtor"), an entity controlled by Mr. Rothman, have made individual capital commitments to Prairie Capital in amounts of $2,000,000, $2,000,000, $50,000 and $1,500,000, respectively, and own interests in Prairie Capital proportionate to their capital commitments. Messrs. Bangert and Ross are members of the advisory board of Prairie Capital. The general partner of Prairie Capital has agreed to make certain payments to the Bank, Messrs. Bangert and Ross, Mrs. Ross and Namtor (pro rata, in proportion to their respective investments in Prairie Capital) following the liquidation of Prairie Capital in the event that they do not realize an internal rate of return of at least 25% on their respective investments.

        In addition, the Bank has committed $1,000,000 to a second fund, Prairie Capital Mezzanine Fund II, L.P. ("Prairie Capital II"). As of December 31, 2005, the Bank's aggregate investment in Prairie Capital II was $900,000, and the Bank was subject to additional capital calls of up to $100,000. Messrs. Bangert, Ross, Rothman and Burgamy have capital commitments to Prairie Capital II in amounts of $2,000,000, $3,600,000, $285,000 and $500,000, respectively, and own interests in Prairie Capital II proportionate to their capital commitments. The general partner of Prairie Capital II has not made any guarantees regarding the financial returns of this fund. Messrs. Bangert and Ross are members of the advisory board of Prairie Capital II.

        The Bank has also committed $1,000,000 to a third fund, Prairie Capital Mezzanine Fund III, L.P. ("Prairie Capital III"). As of December 31, 2005, the Bank's aggregate investment in Prairie Capital III was $500,000, and the Bank was subject to additional capital calls of up to $500,000 in Prairie Capital III. Messrs. Bangert, Ross, Rothman and Burgamy have capital commitments to Prairie Capital III in amounts of $2,000,000, $2,000,000, $1,5000,000 and $500,000, respectively, and own interests in Prairie Capital III proportionate to their capital commitments. The general partner of Prairie Capital III has not made any guarantees regarding the financial returns of this fund. Messrs. Bangert and Ross are members of the advisory board of Prairie Capital III.

        The Bank has committed $7,500,000 to GMB Mezzanine Capital, L.P. (the "GMB Mezz Fund"). As of December 31, 2005, the Bank's aggregate investment in the GMB Mezz Fund was $2.1 million, and the Bank was subject to additional capital calls of up to $5.4 million in the fund. The GMB Mezz Fund's general partner is Lakeside Capital Partners, LLC, ("Lakeside Capital"). The Company

advanced start-up funding to Lakeside Capital while it was forming and marketing the GMB Mezz Fund. In return, Lakeside Capital granted naming rights of the fund to CoBiz and agreed to allocate a portion of their carried-interest in the GMB Mezz Fund to the Company. In addition, Lakeside Capital executed a service agreement with Green Manning & Bunch, Ltd. ("GMB"), a wholly owned investment banking subsidiary of the Company for certain services that GMB provided to Lakeside Capital during the GMB Mezz Fund's formation. The service agreement provided for compensation to GMB on an agreed-upon basis at market rates. GMB recognized advisory fees of approximately $368,000 in the first quarter of 2004 related to services provided to the GMB Mezz Fund. The following directors have also made capital commitments to the GMB Mezz Fund, as indicated, and own interests proportionate to their capital commitments: Mr. Bangert—$2,000,000; Mr. Burgamy—$500,000; Mr. Lorenz—$200,000; Mr. Mosanko—$100,000; Mr. Ross—$2,000,000; Mr. Rothman—$2,000,000; and Mr. Travis—$500,000. Mr. Bangert is also a member of the advisory board of GMB Mezz Fund.

MEETINGS OF THE BOARD AND COMMITTEES

        During 2005, the Board of Directors held five meetings, the Audit Committee held seven meetings, the Governance and Nominating Committee held four meetings and the Compensation Committee held five meetings. No Executive Committee meetings were held in 2005. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees on which he or she served, with the exception of Mr. Burgamy and Mr. Ross. Mr. Burgamy missed one of two Governance and Nominating Committee meetings during his tenure on the committee. Mr. Ross missed one of three Governance and Nominating Committee meetings during his tenure on the Committee.

MANAGEMENT

Executive Officers

        Information regarding executive officers of the Company is set forth below. Biographical information for Messrs. Bangert and Lorenz is set forth above under "Election of Directors."

Name:	Richard J. Dalton
Age:	49
Officer since:	January 1997
Principal occupation and recent business experience:
Mr. Dalton has served as the President of the Company since May 2003. From January 1997 to May 2003, Mr. Dalton served as Executive Vice President and Chief Financial Officer of the Company. From August 1992 to January 1998, Mr. Dalton was the Vice President of Western Capital. From August 1992 to June 1996, Mr. Dalton served as the President and CEO of River Valley Bank—Texas. He holds a B.S. degree in business administration from the University of Southern Colorado and an M.B.A. from the University of Colorado.
Other directorships:	Mr. Dalton is also a director of CoBiz Insurance, Inc., FDL and ACMG, subsidiaries of the Company.

Name:	Lyne B. Andrich
Age:	39
Officer since:	May 1997
Principal occupation and recent business experience:
Ms. Andrich has served as Executive Vice President and Chief Financial Officer of the Company since May 2003. Ms. Andrich served as Controller of the Company from May 1997 until May 2003. From November 1995 to May 1997, Ms. Andrich was a regional reporting manager for Key Bank of the Rocky Mountains. From June 1989 to November 1995, Ms. Andrich held several positions with Bank One, Colorado, including Assistant Controller, Financial Reporting Manager and internal auditor. She holds a B.S. degree in accounting from the University of Florida and is a Certified Public Accountant.
Other directorships:	Ms. Andrich is also a director of FDL, CoBiz Insurance, Inc., and GMB, which are direct or indirect subsidiaries of the Company.
Name:	Robert B. Ostertag
Age:	45
Officer since:	January 1996
Principal occupation and recent business experience:
Mr. Ostertag has served as Executive Vice President and Chief Credit Officer of the Bank since May 2003. From June 2001 to May 2003, he held the position of Senior Vice President and Senior Credit Officer. Prior to June 2001, Mr. Ostertag was the Senior Vice President and Commercial Lending Manager of the downtown bank. Before joining the Company, Mr. Ostertag worked for Bank One, Denver for twelve years as Vice President and Commercial Relationship Manager, and last served as Vice President and Business Banking Group Manager for the northern half of the Denver-Metro area. Mr. Ostertag graduated with a double major in Finance and General Business from Colorado State University, Fort Collins, Colorado in 1983.
Other directorships:	None

Executive Compensation

        The following table sets forth the cash and noncash compensation for fiscal years 2003, 2004 and 2005 awarded to or earned by (i) the individual who served as the Company's CEO in fiscal year 2005; and (ii) the Company's four most highly compensated executive officers, other than the CEO

(collectively, with the CEO, the "Named Executive Officers"), who were serving as executive officers at the end of fiscal year 2005:

Summary Compensation Table

		Annual compensation(1)
Name and principal position	Fiscal year					Securities underlying options	All other compensation
		Salary(2)		Bonus(3)
Steven Bangert Chairman and CEO	2005 2004 2003	$ $ $	432,000 400,000 364,000	$ $ $	216,000 240,000 218,400	7,000 — —	$ $ $	132,651 112,680 12,088	(4)
Jonathan C. Lorenz Vice Chairman	2005 2004 2003	$ $ $	300,000 275,000 259,583	$ $ $	150,000 165,000 156,000	6,000 — 3,615	$ $ $	137,173 112,588 12,969	(5)
Richard J. Dalton President	2005 2004 2003	$ $ $	241,500 230,000 198,854	$ $ $	120,750 138,000 120,000	5,667 — —	$ $ $	86,644 77,973 12,902	(6)
Lyne B. Andrich Executive Vice President and CFO	2005 2004 2003	$ $ $	180,000 150,000 112,269	$ $ $	90,000 90,000 50,000	15,667 — 75	$ $ $	32,731 24,572 7,462	(7)
Robert B. Ostertag Executive Vice President and Chief Credit Officer	2005 2004 2003	$ $ $	170,000 145,000 135,000	$ $ $	62,000 58,000 48,000	5,666 3,000 —	$ $ $	42,707 32,668 8,670	(8)

(1)
The value of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of annual salary and bonus for any Named Executive Officer.

(2)
Actual salary paid in each fiscal year.

(3)
Actual bonus earned for each fiscal year.

(4)
All other compensation for 2005 consists of $7,197 in premiums paid by CoBiz for group term life insurance or split-dollar bank-owned life insurance for the benefit of Mr. Bangert, $12,600 contributed to Mr. Bangert's account in the Company's 401(K) Plan, and $112,854 in accrued benefits under the Supplemental Executive Retirement Plan.

(5)
All other compensation for 2005 consists of $9,844 in premiums paid by CoBiz for group term life insurance or split-dollar bank-owned life insurance for the benefit of Mr. Lorenz, $12,600 contributed to Mr. Lorenz's account in the Company's 401(K) Plan, and $114,729 in accrued benefits under the Supplemental Executive Retirement Plan.

(6)
All other compensation for 2005 consists of $4,868 in premiums paid by CoBiz for group term life insurance or split-dollar bank-owned life insurance for the benefit of Mr. Dalton, $12,600 contributed to Mr. Dalton's account in the Company's 401(K) Plan, and $69,176 in accrued benefits under the Supplemental Executive Retirement Plan.

(7)
All other compensation for 2005 consists of $2,880 in premiums paid by CoBiz for group term life insurance or split-dollar bank-owned life insurance for the benefit of Ms. Andrich, $8,550 contributed to Ms. Andrich's account in the Company's 401(K) Plan, and $21,301 in accrued benefits under the Supplemental Executive Retirement Plan.

(8)
All other compensation for 2005 consists of $3,037 in premiums paid by CoBiz for group term life insurance or split-dollar bank-owned life insurance for the benefit of Mr. Ostertag, $8,500 contributed to Mr. Ostertag's account in the Company's 401(K) Plan, and $31,170 in accrued benefits under the Supplemental Executive Retirement Plan.

        The following table summarizes individual grants of stock options made during the 2005 fiscal year to each of the Named Executive Officers:

Option Grants in 2005

						Potential realizable value at assumed annual rates of stock price appreciation for option term(4)
	Number of securities underlying options granted		Percent of total options granted to employees in 2005
Name				Exercise price(3)	Expiration date
						5%	10%
Steven Bangert	3,000	(1)	0.8%	$19.81	5/19/2012	$16,598	$45,866
Steven Bangert	4,000	(1)	1.1%	$19.25	10/14/2012	$21,500	$59,419
Jonathan C. Lorenz	3,000	(1)	0.8%	$19.25	10/14/2012	$16,125	$44,564
Jonathan C. Lorenz	3,000	(1)	0.8%	$18.94	11/7/2012	$15,873	$43,857
Richard J. Dalton	3,000	(1)	0.8%	$19.81	5/19/2012	$16,598	$45,866
Richard J. Dalton	2,667	(1)	0.7%	$19.25	10/14/2012	$14,335	$39,617
Lyne B. Andrich	10,000	(2)	2.8%	$17.31	5/6/2015	$108,843	$275,818
Lyne B. Andrich	3,000	(1)	0.8%	$19.81	5/19/2012	$16,598	$45,866
Lyne B. Andrich	2,667	(1)	0.7%	$19.25	10/14/2012	$14,335	$39,617
Robert B. Ostertag	2,666	(1)	0.7%	$19.25	10/14/2012	$14,330	$39,603
Robert B. Ostertag	3,000	(1)	0.8%	$18.94	11/7/2012	$15,873	$43,857

(1)
Options granted vest 33% per year commencing one year from the date of grant becoming fully exercisable after three years.

(2)
Options immediately vested.

(3)
The exercise price was equal to or greater than the market price of the common stock on the date of grant.

(4)
The rates of appreciation used are for illustration only. No assurance can be given that actual experience will correspond to the assumed rates.

        The following table summarizes, on an aggregate basis, each exercise of stock options during the 2005 fiscal year by each of the Named Executive Officers and the 2005 fiscal year-end value of their unexercised options.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

			Number of securities underlying unexercised options at FY-end		Value of unexercised in-the-money options at FY-end(1)
Name	Shares acquired on exercise	Value realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven Bangert	—	$—	113,314	7,000	$806,142	$—
Jonathan C. Lorenz	61,886	$1,120,755	99,630	13,500	$849,693	$46,725
Richard J. Dalton	8,854	$143,956	96,338	11,291	$1,015,796	$35,037
Lyne B. Andrich	3,030	$50,965	46,522	9,417	$369,101	$23,362
Robert B. Ostertag	5,575	$97,823	41,378	12,416	$429,126	$37,702

	79,345	$1,413,499	397,182	53,624	$3,469,858	$142,826

(1)
Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the fair market value of the underlying common stock at December 31, 2005, based on the closing sale price of the common stock, as reported on the Nasdaq National Market of $18.23 per share, and the exercise price of the options ranging from $1.61 to $19.81 per share.

Stock Option Plans

        The Company has adopted several incentive stock option plans to reward and provide long-term incentives for directors and key employees of the Company. The term of all options issued may not exceed ten years. The significant terms of each plan are set forth below.

  •
  The 1995 Incentive Stock Option Plan (the "1995 Plan")

        The 1995 Plan permits the granting of Incentive Stock Options to officers and other key employees. The exercise price of options granted under the 1995 Plan must be at least 100% of the fair market value of the common stock on the date of grant. Options granted under the 1995 Plan vest in equal installments on each of the first four anniversaries of the date of grant. No additional shares under the 1995 Incentive Stock Option Plan are available to be granted.

  •
  The 1997 Incentive Stock Option Plan (the "1997 Plan")

        The 1997 Plan permits the granting of Incentive Stock Options to officers and other key employees. The exercise price of options granted under the 1997 Plan must be at least 100% of the fair market value of the common stock on the date of grant. Options granted under the 1997 Plan vest in equal installments on the first four anniversaries of the date of grant. There are currently 2,164 shares remaining for issuance under the 1997 Plan.

  •
  The 1998 Stock Incentive Plan (the "1998 Plan")

        The 1998 Plan permits the granting of Incentive Stock Options and non-qualified stock options to officers and other key employees. The exercise price of options granted under the 1998 Plan must be at least 100% of the fair market value of the common stock on the date of grant. The Compensation Committee has the authority to establish the terms of vesting, payment and termination of options granted under the 1998 Plan. There are currently 633 shares remaining for issuance under the 1998 Plan.

  •
  First Capital Stock Incentive Plan (the "First Capital Plan")

        CoBiz assumed the First Capital Plan as part of its acquisition of First Capital Bank of Arizona. The First Capital Plan provides for the granting of Incentive Stock Options and non-qualified stock options. Options granted under the First Capital Plan vest 25% per year for the first two years and 50% in the third year. No additional options will be granted under the First Capital Plan.

  •
  The 2002 Equity Incentive Plan (the "2002 Plan")

        The 2002 Plan provides for the issuance of Incentive Stock Options and non-qualified stock options to officers and other key employees, as well as consultants and directors. The exercise price of Incentive Stock Options granted under the 2002 Plan must be at least 100% of the fair market value of the common stock on the date of grant, and the exercise price of non-qualified stock options must be at least 85% of the fair market value of the common stock on the date of grant. The Compensation Committee has the authority to establish the exercise price and the terms of vesting, payment and termination of options granted under the 2002 Plan. There are currently 18,869 shares remaining for issuance under the 2002 Plan.

  •
  The 2005 Equity Incentive Plan (the "2005 Plan")

        Under the 2005 Plan, the Compensation Committee of the Company has the authority to determine the identity of the key employees, consultants, and directors who shall be granted options; the option price, which shall not be less than 85% of the fair market value of the common stock on the date of grant; and the manner and times at which the options shall be exercisable. There are currently 992,800 shares available for grant under the 2005 Plan.

        The following table sets forth certain information concerning all equity compensation plans previously approved by stockholders and all equity compensation plans not previously approved by the stockholders as of December 31, 2005. Options and exercise prices have been adjusted to reflect stock dividends.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation plans approved by security holders	2,203,184	$10.54	1,014,466
Equity compensation plans not approved by security holders	—	—	—

Total	2,203,184	$10.54	1,014,466

Supplemental Executive Retirement Plan and Split Dollar Benefit

        In 2004, CoBiz implemented a supplemental executive retirement plan (the "SERP") for certain executive officers of CoBiz (the "Executives") to provide retirement benefits to those officers. The SERP is unsecured and unfunded and there are no plan assets. CoBiz has purchased single premium Bank Owned Life Insurance ("BOLI policies") on the lives of the Executives and intends to use income from the BOLI policies to offset SERP benefit expenses. Under the terms of the SERP, participants will be entitled to an annual supplemental retirement benefit of up to one-half of their final average annual compensation (the five highest paid years during the first ten years of participation in the SERP), prorated based on their years of participation in the SERP for a period of up to ten years. SERP benefits vest at the rate of 20 percent per year of service and generally are payable at the participant's normal retirement date or any earlier termination of employment. The benefit is payable either monthly over 10 years or in a lump sum equal to the actuarially adjusted present value of the right to receive those monthly payments. Vesting is accelerated upon the disability of the participant or a change of control of the Company. The retirement benefits are funded from accruals to a benefit account during the participant's employment. The amount of the accrual is determined annually. The estimated annual benefit payable (assuming full vesting) to Messrs. Bangert, Lorenz, Dalton, Ostertag and Ms. Andrich at their normal retirement age would be $266,000, $185,000, $149,000, $105,000, and $111,000, respectively.

        Associated with the SERP benefit is a death benefit for each Executive's designated beneficiaries. Beneficiaries designated by an Executive are entitled to a split dollar share of the death proceeds from the life insurance policies on each Executive, which vary depending on the Executive's employment status with CoBiz at the time of death, and eligibility to receive SERP payments.

Employment Agreements

        The Company has entered into employment agreements with Lyne B. Andrich, Steven Bangert, Richard J. Dalton, Jonathan C. Lorenz and Robert B. Ostertag. Each such agreement is terminable at will by the Company or the employee and provides for annual salary and eligibility for a bonus and stock option grants. The agreements also provide certain fringe benefits including an automobile allowance or the use of a Company automobile, as well as an allowance for membership dues at a country, health or social club. Each such agreement provides that, during the term of the agreement and for one year thereafter, the employee is prohibited from soliciting any employees or customers of the Company or the Bank. In the event that the Company terminates the employment agreement for reasons other than "for cause" or constructively discharges the employee (for example, by materially decreasing his or her responsibilities or his or her compensation) or the employee's employment is terminated because of disability or death, the Company is required to pay the employee one full year of salary (including bonus) and maintain all other benefits for one full year after termination. Each Named Executive Officer's employment agreement requires the Company to make a lump sum payment to the employee in an amount equal to a multiple of the employee's annual compensation in the event that his or her employment is terminated within two years of the occurrence of certain types of changes of control of the Company or the Bank. Messrs. Bangert, Dalton, Lorenz, Ostertag and Ms. Andrich would have received lump-sum severance payments of $2,009,280, $755,000, $1,390,000, $456,000 and $540,000, respectively, upon a termination of employment after such a change in control based on 2005 compensation.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the board of directors is composed entirely of independent directors. This committee is responsible for establishing, implementing and monitoring all compensation policies of the Company. The committee is also responsible for evaluating the performance of the CEO and recommending appropriate compensation levels. The CEO evaluates the performance of the other Named Executive Officers and recommends individual compensation levels to the Compensation Committee for its approval.

        The general philosophy of the Compensation Committee is to provide executive compensation designed to enhance shareholder value. To this end, the Compensation Committee designs compensation plans and incentives to link the financial interest of its executive officers to the interests of its shareholders and to encourage support of the Company's long-term goals. The Company and its subsidiaries are engaged in a highly competitive industry. In order to succeed, the Company must be able to attract and maintain qualified executives. To achieve this objective, the Company's Compensation Committee has structured the current compensation plan to include a combination of base salary and bonus to reward short-term performance, supplemental executive retirement benefits and the grant of stock options, both of which vest based on a years-of-service requirement, to encourage long-term performance. The Committee believes this compensation structure enables the Company to attract, retain and motivate key executives.

        In setting base compensation, the Compensation Committee considers the overall performance of each executive by reviewing the nature and scope of the executive officer's responsibilities as well as his or her effectiveness in supporting the Company's long-term goals. Periodic surveys are taken of compensation levels and benefit programs offered by other community banks, bank holding companies and other industries in our market area, which provide the Compensation Committee information on which to evaluate salary and compensation programs. The Committee retained an independent outside executive compensation consultant during 2004 to evaluate the appropriateness of the Company's compensation structure, including its use of equity-based compensation, retirement benefits and board of director fees. Based upon the independent consultant's recommendation, the Company adopted a supplemental executive retirement plan for certain executive officers in 2004.

        The Compensation Committee maintains a philosophy that a significant element of compensation of executive officers must be directly and materially linked to operating performance. The compensation plans provided to the executive officers are designed to accomplish that goal. In particular, cash bonuses are heavily dependent on the Company meeting or exceeding budgeted net income objectives, as well as shareholder returns and asset quality standards. The incentive bonus plan for executive officers consists of various objective and subjective criteria related to areas for which each executive has responsibility as well as for Company-wide performance. In 2005, the performance measurements were based on various factors including: the Company meeting its net income objectives; the individual operating units' income contributions, non-interest income growth, control of non-interest expenses and asset quality; referrals between business lines; and growth objectives for total loans, total deposits and total assets.

        The 2005 salary level of the Company's CEO, Mr. Bangert, was established consistent with this compensation policy. In its evaluation, the Committee considered the Company's overall performance, record of increase in shareholder value and success in meeting strategic objectives and his personal leadership and accomplishments. These factors were considered in conjunction with the Company's financial results for fiscal 2005 in relation to the Company's established business plan and achieving certain annual performance goals, including but not limited to, earnings per share growth, return on equity, asset growth and asset quality metrics. As a result of this review, Mr. Bangert's salary was increased by 5% to $453,600. In addition, Mr. Bangert was awarded a cash performance bonus of $216,000. He was also granted 7,000 non-qualified stock options in 2005.

        The Company's stock incentive plans are an important component of the Company's compensation program for executive officers and other employees. The plans are intended to advance the interests of the Company and its shareholders by encouraging and enabling executive officers and other employees to acquire and retain a proprietary interest in the Company. Through stock option grants, the long-range interests of management and employees are aligned with those of shareholders as the optionees accumulate meaningful stakes in the Company. The Compensation Committee makes all decisions concerning the granting of stock options to executive officers. These decisions are made on a subjective basis and generally do not bear a specific relationship to any particular measure of the Company's performance. The Compensation Committee believes that the stock option program is a valuable tool in recruiting, retaining and motivating employees, including executive officers.

        The Company maintains a 401(k) retirement savings plan available to all eligible employees, including executive officers. Under the plan, the Company typically matches a portion of employee contributions. For 2005, employee contributions were matched up to a maximum of 6% of compensation. At December 31, 2005, all employer contributions made on behalf of executive officers were vested in accordance with the vesting schedule of the plan, generally five years from commencement of employment, on the basis of the officers' past service with the Company.

        The Compensation Committee believes that the base salary compensation provided to the executive officers of the Company, including the Named Executive Officers, is appropriate and reasonable in light of such executives' duties, performance and responsibilities and that the contingent forms of compensation provided through bonuses and stock options provide additional continuing incentives to executives in appropriate circumstances and are consistent with the benefits derived by shareholders of the Company.

        This report is submitted by the members of the Compensation Committee:

Noel N. Rothman, Chairman
Timothy J. Travis

Director Compensation

        Each director who is not an employee receives the following:

  •
  $12,000 annual retainer fee for Board service

  •
  $10,000 annual retainer for Audit Committee chairman

  •
  $5,000 annual retainer for Audit Committee members (excluding chairman)

  •
  $5,000 annual retainer for Compensation Committee chairman

  •
  $5,000 annual retainer for Governance and Nominating Committee chairman

  •
  $1,000 for each Board or Committee meeting they attend, with the exception of Audit Committee, whose members receive $1,250

  •
  $250 for any telephonic meeting of one-half hour or more

        In addition, during 2005 each director who was not an officer of the Company received options to purchase 1,000 shares of common stock for $20.75 per share. Furthermore, any director who is not an employee of the Company who also served on the Bank's board of directors received an option to purchase an additional 500 shares of common stock for $20.75 per share and was paid an annual retainer fee of $6,000 and $1,000 for each meeting of the Bank's Board they attended. Directors of the Company who are employees do not receive additional compensation for their services as directors or committee members.

        The company also sponsors an annual three-day planning retreat for our directors and their spouses and pays all expenses associated with the retreat, including airfare, lodging and meals, as well as entertainment and sight-seeing activities for the directors' spouses during meeting sessions. The company is unable to quantify the incremental cost of expenses incurred for the benefit of our directors' spouses, but estimates the aggregate of such costs was less than $10,000 in 2005.

Stock Performance Comparisons

        The following table compares the cumulative total return on a hypothetical investment of $100 in CoBiz common stock on December 31, 2000 and the closing prices on December 31, 2001, 2002, 2003, 2004 and 2005, with the hypothetical cumulative total return on the Russell 2000 Index and the Nasdaq Bank Index for the comparable period.

Comparison of Cumulative Total Return

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	2/31/2004	12/31/2005
CoBiz Inc.	$100.00	$119.61	$133.25	$167.26	$278.63	$252.82
Russell 2000 Index	$100.00	$102.56	$81.70	$120.20	$141.96	$148.43
NASDAQ Bank Index	$100.00	$112.53	$120.38	$159.61	$181.05	$177.46

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Independent Registered Public Accounting Firm Fees And Services

        The following table summarizes the aggregate fees billed to the Company by Deloitte & Touche LLP:

	Fiscal year ended December 31, 2005	Fiscal year ended December 31, 2004
Audit fees(1)	$400,000	$268,750
Audit-related fees	—	—
Tax fees(2)	18,550	102,475
All other fees(3)	625	—

	$419,175	$371,225

(1)
Fees for audit services performed in 2005 and 2004 consisted of:

a.
Audit of the Company's annual financial statements;

b.
Reviews of the Company's quarterly financial statements;

c.
Statutory and regulatory audits, consents and other services related to SEC matters; and

d.
Attestation of management's assessment of internal control, as required by the Sarbanes-Oxley Act of 2002, Section 404.

(2)
Fees for tax services billed and paid in 2005 and 2004 consisted of:

a.
Fees for tax compliance services totaled $18,550 and $97,475 in 2005 and 2004, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings and consisted of:

i.
Federal and state income tax return assistance;

ii.
Preparation and calculation of estimated tax payments; and

    iii.
    Assistance with inquiries from taxing authorities.

  b.
  Fees for tax planning and advice services totaled $0 and $5,000 in 2005 and 2004, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of:

  i.
  Tax advice related to structuring proposed mergers and acquisitions; and

  ii.
  Tax advice related to the application of certain state tax credits.

(3)
All other fees paid in 2005 consisted of fees paid for continuing education training for CoBiz accounting personnel sponsored by Deloitte.

Pre-Approval of Services

        The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the Company's independent auditor. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor in order to ensure that the provision of such services does not impair the independence of the independent auditor. The policy provides for the general pre-approval of specific types of audit, audit-related, tax and other services, gives guidance to management regarding the specific services that are eligible for general pre-approval and provides specific cost limits for each such service on an annual basis. The policy also provides that specific pre-approval of services to be provided by the independent auditor will be required if such services have not been generally pre-approved by the Audit Committee or if such services exceed specific de minimis limits.

        The policy provides that the Audit Committee may delegate pre-approval authority to one or more of its members. Any member or members of the Audit Committee to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating its responsibilities to pre-approve services to be performed by the independent auditor to management of the Company.

        The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

  (1)
  The service is not an audit, review or other attest service;

  (2)
  The aggregate amount of all such services provided under this provision does not exceed five percent of the total fees paid to the independent auditor in a given fiscal year;

  (3)
  Such services were not recognized at the time of the engagement to be non-audit services;

  (4)
  Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

  (5)
  The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

        During 2005, fees for continuing education training totaling $625 were approved under the de minimis provision.

AUDIT COMMITTEE REPORT

        In accordance with its written charter, a copy of which is available on the Company's website (www.cobizinc.com), the Audit Committee assists the Board of Directors in its oversight role over the Company's financial accounting and reporting process, the Company's system of internal control over financial reporting established by management and the external audit process.

        Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm (the "independent auditor") is responsible for the audit of the consolidated financial statements and internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes and procedures. The Audit Committee reviews and reports to the Board of Directors regarding the performance of the internal audit function and independent auditor, the integrity of the financial statements, management's efforts to maintain a system of internal control over financial reporting, and compliance with legal and regulatory requirements.

        The Audit Committee has reviewed and discussed the audited financial statements included in the Company's 2005 Annual Report and Form 10-K with management. The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their observations and recommendations regarding the Company's internal controls. The Audit Committee discussed with the Company's independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

        The Audit Committee has received from the independent auditors, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and a letter from the independent auditor confirming that, in its professional judgment, it is independent of the Company. The Audit Committee discussed with the independent auditor any relationship that may have an impact on its objectivity and independence and satisfied itself as to the auditor's independence.

        Based upon the review, discussion, disclosures and materials described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2005 Annual Report on Form 10-K.

        This report is submitted by the Audit Committee.

Michael B. Burgamy, Chairman
Jerry W. Chapman
Mary Beth Vitale

PRINCIPAL SHAREHOLDERS

        The following table sets forth, as of February 28, 2006, certain information regarding beneficial ownership of the common stock by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each director of the Company, (iii) each Named Executive Officer and (iv) all of the Company's directors and executive officers as a group. Unless otherwise indicated, the Company believes that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such owners.

	(A)	(B)	(A) + (B)
Name and address of owner(1)	Number of outstanding shares beneficially owned	Right to Acquire(2)	Total	Percent of class(3)
Lyne B. Andrich	18,458	46,522	64,980	*
Steven Bangert(4)	2,485,740	113,314	2,599,054	11.55%
Michael B. Burgamy(5)	290,755	3,000	293,755	1.31%
Jerry W. Chapman	3,120	3,185	6,305	*
Richard J. Dalton	216,115	73,579	289,694	1.29%
Morgan Gust	1,050	1,000	2,050	*
Thomas M. Longust(6)	57,542	17,373	74,915	*
Jonathan C. Lorenz(7)	333,506	99,630	433,136	1.93%
Evan Makovsky(8)	82,801	10,617	93,418	*
Harold F. Mosanko(9)	68,669	130,088	198,757	*
Robert B. Ostertag	45,193	42,128	87,321	*
Howard R. Ross(10)	3,075,602	1,500	3,077,102	13.75%
Noel N. Rothman(11)	1,818,028	6,665	1,824,693	8.15%
Timothy J. Travis	79,368	16,409	95,777	*
Mary Beth Vitale	3,750	2,000	5,750	*
Mary M. White	500	2,000	2,500	*
All directors and executive officers as a group—17 persons(12)	7,701,744	577,635	8,279,379	36.06%

*
Less than 1% of shares outstanding.

(1)
The address of each of the above-named shareholders is c/o CoBiz Inc., 821 Seventeenth Street, Denver, Colorado 80202.

(2)
Represents stock options which are currently exercisable or will become exercisable within 60 days after February 28, 2006.

(3)
Percentage ownership has been calculated based on 22,383,776 shares of common stock that were issued and outstanding as of February 28, 2006, plus, in the case of each individual and group, any shares that the person or the group has the right to acquire within 60 days of February 28, 2006 (but excluding any shares that any other person or group has the right to acquire).

(4)
Includes 238,567 shares held by Mr. Bangert's minor children; 685,687 shares held by Hawthorne Colorado, Inc. ("Hawthorne"), an entity of which Mr. Bangert is a director and 50% shareholder; 194,596 shares held by Remount Capital LLC ("Remount"), an entity of which Mr. Bangert is a 50% shareholder; and 68,966 shares held by Mr. Bangert's wife.

(5)
Includes 35,750 shares held by Mr. Burgamy's wife.

(6)
Shares held in various trusts under which Mr. Longust is a trustee.

(7)
Includes 1,125 shares held by Mr. Lorenz's dependent children.

(8)
Includes 2,241 shares held by Mr. Makovsky's wife and 48,750 shares held by the Shames-Makovsky Profit Sharing Plan, in which Mr. Makovsky is a participant and trustee.

(9)
Includes 52,456 shares held jointly with members of Mr. Mosanko's immediate family and in a family trust.

(10)
Includes 70,313 shares held by Mr. Ross' wife; 685,687 shares held by Hawthorne, an entity of which Mr. Ross is a director and 50% shareholder and 194,596 shares held by Remount, an entity of which Mr. Ross is a 50% shareholder.

(11)
Includes 44,112 shares held by NaF Limited Partnership, an entity of which Mr. Rothman is a general partner; 49,843 shares held in various family trusts under which Mr. Rothman is a trustee; 38,550 shares held by Namtor Growth Fund Partnership, an entity of which Mr. Rothman is a general partner; and 80,850 shares held in trust by Mr. Rothman's wife.

(12)
For purposes of calculating the aggregate number of shares owned by directors and officers as a group, the shares held by Hawthorne and Remount controlled jointly by Messrs. Bangert and Ross were only considered once.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

        Our executive officers, key employees, directors and principal shareholders, members of their immediate families and businesses in which they hold controlling interests are our customers, and it is anticipated that such parties will continue to be our customers in the future. All outstanding loans and extensions of credit by us to these parties were made in the ordinary course of business in accordance with applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and, in our opinion, do not involve more than the normal risk of collectibility or contain other features unfavorable to us. At December 31, 2005, the aggregate balance of our loans and advances under existing lines of credit to these parties was approximately $5,606,000, or 0.4% of our total loans and leases.

        We lease our downtown Denver banking facility and executive and administrative offices from Kesef, LLC ("Kesef"), an entity in which Mr. Makovsky owns 20%. Messrs. Bangert, Lorenz, Ross and Rothman (through Namtor) each previously owned a 16% interest in Kesef, but sold their interests in 2002. Kesef purchased the building in January 1998. The initial term of this lease is ten years, with an option to renew for an additional ten-year term at the current market rates. In addition, Shames-Makovsky Realty Company, an entity of which Mr. Makovsky is the majority owner and managing general partner, acts as the property management firm for our facility located in Surprise, Arizona, and receives compensation directly from the owning entity for its services. Shames-Makovsky Realty Company has also been engaged by the owners of our Northeast Denver location to act as their property manager. Rent payments for these related party leases for the year ended December 31, 2005 were $1,789,000.

        For information on certain other relationships and transactions between the Company and certain officers, directors and principal shareholders, see "Committees of the Board of Directors—Compensation Committee Interlocks and Insider Participation" above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of the outstanding common stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5 with the SEC. Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on a review of the copies of such forms furnished to the Company, each of the Company's directors, officers and beneficial owners of more than 10% of the outstanding common stock have filed all forms required by Section 16 of the Exchange Act in fiscal 2005, except as follows:

  •
  Due to an administrative error, all nine non-management, incumbent directors were late in filing one Form 4 to report the grant of stock options in connection with their retention fees.

  •
  Mr. Lorenz was late in filing one Form 4 to report the exercise of stock options.

  •
  Ms. Andrich was late in filing three Form 4's to report the grant of stock options.

  •
  Messrs. Bangert and Dalton were each late twice in filing Form 4's to report the grant of stock options.

  •
  Messrs. Lorenz and Ostertag were each late once in filing Form 4's to report the grant of stock options.

2005 ANNUAL REPORT TO SHAREHOLDERS

        Included with this Proxy Statement is the Company's 2005 Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

        Any shareholder of the Company who desires to make his or her thoughts known to an individual director of the Company, the Board or a committee of the Board may do so by mail to: Board of Directors, c/o CoBiz Inc., Corporate Secretary, 821 17th Street, Denver, Colorado 80202. The Secretary will forward all shareholder communications, other than communications that are not properly directed or are frivolous, to the individual director of the Company, the Board or a committee of the Board, as requested in the communication. This policy is intended to apply only to communications from shareholders in their capacities as such. Communications to the Company from one of its officers, employees or agents will only be forwarded to a director, the Board or a committee of the Board if the communication is made solely in the person's capacity as a shareholder. The policy does not apply to shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, which will be handled in accordance with applicable SEC rules.

SHAREHOLDER RECOMMENDATIONS OF DIRECTOR NOMINEES

        The Governance and Nominating Committee will consider individuals recommended by the shareholders of the Company to serve on the Board. Shareholders who wish to recommend individuals for consideration by the Governance and Nominating Committee may do so by submitting a written recommendation to: Director Nominations, c/o CoBiz Inc., Corporate Secretary, 821 17th Street, Denver, Colorado 80202. Submissions must include:

  •
  the name and address of the shareholder recommending such individual;

  •
  the number of shares of common stock beneficially owned by such shareholder;

  •
  any material interest or relationship that such recommending shareholder may have with the recommended individual;

  •
  biographical information concerning the recommended individual, including age and employment history (including employer names and a description of the employer's business);

  •
  all previous and current board directorships, or similar positions, held by the recommended individual; and

  •
  any other information that the shareholder believes would aid the Governance and Nominating Committee in its evaluation of the recommended individual.

        Submissions must be accompanied by a written consent of the individual recommended to stand for election if nominated by the Board and to serve if elected by the shareholders of the Company.

        The Nominating Committee believes that candidates for director should have the following minimum qualifications:;bu each candidate should be of the highest ethical character and share the values of the Company as reflected in its Code of Conduct and Ethics;

  •
  each candidate should have a reputation, both personal and professional, consistent with the image and reputation of the Company;

  •
  each candidate should be highly accomplished in his or her respective field, with superior credentials and recognition.

  •
  each candidate should have relevant expertise and experience;

  •
  each candidate should have the ability to exercise sound business judgment; and

  •
  each candidate should be able to read and understand basic financial statements.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR
2007 ANNUAL MEETING

        Shareholder proposals submitted for inclusion in the Company's proxy statement for the Annual Meeting of Shareholders in the year 2007 must be received by the Secretary of the Company not later than December 14, 2006.

        If the Company does not receive notice of a matter or proposal to be considered for the 2007 Annual Meeting of Shareholders (whether or not the proponent thereof intends to include such matter or proposal in the proxy statement for such annual meeting) on or before February 27, 2007, then the persons appointed by the Board of Directors to act as proxies for such annual meeting will be allowed to use their discretionary voting authority with respect to any such matter or proposal raised at such annual meeting.

OTHER MATTERS

        The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the Annual Meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

        Whether or not you plan to attend the Annual Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed return envelope.

UPON WRITTEN REQUEST OF A BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THIS SHAREHOLDERS MEETING WHO DID NOT RECEIVE A COPY OF THE ENCLOSED ANNUAL REPORT TO SHAREHOLDERS, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, ACCOMPANIED BY A LIST BRIEFLY DESCRIBING ALL THE EXHIBITS THERETO AND NOT CONTAINED THEREIN. THE COMPANY WILL FURNISH A COPY OF ANY EXHIBIT UPON THE ADDITIONAL REQUEST OF SUCH PERSON AND THE PAYMENT OF A FEE OF $0.25 PER PAGE. ADDRESS ANY SUCH REQUESTS TO MARY PERROTT SMITH, CORPORATE SECRETARY, COBIZ INC., 821 17TH STREET, DENVER, CO 80202. THE REQUEST MUST CONTAIN A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE FOR THE MEETING, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE MEETING.

Appendix A

CoBiz Inc.
CoBiz Bank, N.A.

Revised and approved January 19, 2006

Audit Committee Charter

        This Charter shall govern the composition, oversight responsibility, authority and specific duties of the Audit Committee ("the Committee"), of the Board of Directors ("the Board") of CoBiz Inc. and CoBiz Bank, N.A. (collectively, "the Company").

COMPOSITION

        The Committee will be comprised of three or more outside directors as determined by the Board. Each member of the Committee must be an "independent director" who is able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement, and no member of the Committee may have participated in the preparation of the financial statements of the Company or any then current subsidiary of the Company during the past three years. In addition, at least one member of the Committee will be a "financial expert" as that term is defined by the Securities and Exchange Commission ("the SEC").

        No person will be an "independent director" if that person (i) is an officer or employee of the Company or any of its subsidiaries, (ii) accepts directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof (other than fixed amounts of compensation under a retirement plan or deferred compensation arrangement for prior service with the Company, provided that such compensation is not contingent in any way on continued service), (iii) is an "affiliated person" (within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934) of the Company or any of its subsidiaries, or (iv) has any other relationship to the Company or any of its subsidiaries, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Without limiting the generality of the foregoing, no person will be considered independent who has any of the relationships specifically enumerated in Rule 4200(a)(15) of the Marketplace Rules ("the listing standards") of the Nasdaq Stock Market Inc. ("Nasdaq"). For purposes of this Charter, an "affiliated person" shall include, without limitation, a beneficial owner of more than 10% of any class of the Company's voting equity securities.

        The members of the Committee will be nominated by a nominating committee consisting solely of independent directors and elected annually at the organizational meeting of the full Board held in May and will be listed in the annual report to shareholders. The Committee will elect one of the members of the Committee as Committee Chair by a majority vote.

RESPONSIBILITY

        The Committee is a part of the Board. Its primary function is to oversee the accounting and financial reporting processes of the Company and the internal and external audit of the Company's financial statements. The Committee will also oversee the implementation of the system of internal control over financial reporting that management has established. Without limiting the generality of the foregoing, the Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company (including the resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and each such registered public accounting firm will report directly to the Committee. In addition, the

Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Committee. The Committee will make regular reports to the Board concerning its activities.

        While the Committee has the responsibilities and powers set forth in this Charter, management is responsible for designing and implementing the financial reporting process, preparing consolidated financial statements in accordance with generally accepted accounting principles and designing and implementing the system of internal controls and procedures to ensure compliance with the accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and conducting the annual audit of the Company's consolidated financial statements and for performing other audit, review and attest services for which they are retained. The Committee's responsibility is to oversee these processes and procedures. Except as otherwise expressly required by law or this Charter, the members of the Committee do not have to be experts in the fields of accounting or auditing or in evaluating auditor independence. The Committee may rely, without independent verification, on the information and reports provided to it by management and the independent accountants unless it believes that such information or report is inaccurate, incomplete or otherwise unreliable. As the Committee may deem appropriate, the Committee may obtain and rely upon expert advice as to applicable rules of the SEC, the listing standards of Nasdaq, Statements on Auditing Standards and other accounting, legal and regulatory provisions. The Committee's role is not to provide an independent basis to determine that management has maintained appropriate accounting and reporting procedures or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable law and regulations, but rather to oversee the process in which those determinations are made by the independent accountants.

AUTHORITY

        The Committee shall have all necessary authority to perform its responsibilities under this Charter, including, without limitation, the authority to investigate any matter or activity involving financial accounting, financial reporting or the internal controls of the Company. The Committee will have the authority to retain independent counsel and other advisers as it determines necessary to carry out its duties. All employees will be directed to cooperate in any investigation or inquiry as requested by the Committee.

FUNDING

        The Committee will have authority to authorize, in its capacity as a committee of the board of directors, any appropriate funding, as determined by the Committee, for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any counsel or other advisor retained by the Committee and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

MEETINGS

        The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate sessions with the chief financial officer, independent accountants and internal auditors at least once each year and at other times when considered appropriate.

ATTENDANCE

        Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

SPECIFIC DUTIES

        In carrying out its oversight responsibilities, the Committee will:

1.
Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable laws and regulations and the listing standards of Nasdaq.

2.
Review with the Company's management, internal auditors and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

3.
Review with the Company's management, internal auditors and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4.
Review the scope of internal auditors' work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

5.
Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.

6.
Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

7.
Actively engage in a dialogue with the independent accountants with respect to any relationship or services disclosed by the independent accountants that may impact the objectivity and independence of the independent accountants and take, or recommend that the Board take, appropriate action to oversee the independence of the independent accountants.

8.
Consider and preapprove any audit and non-audit services proposed to be provided by the independent accountants, other than non-audit services permitted under of Section 10A of the Securities Exchange Act of 1934 or by regulations adopted from time to time by the Public Company Accounting Oversight Board. Advise the Company's officers of any non-audit services that are approved by the Committee so that they may be disclosed in the Company's filings with the Commission. The Committee may designate one or more members of the Committee to grant preapprovals.

9.
Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the announcement of the Company's quarterly financial results or, if not practicable, prior to filing Forms 10-Q. Also receive confirmation from the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case.

10.
At the completion of the annual audit, review with management, internal auditors and the independent accountants the following:

•
The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and in Form 10-K.

•
Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

•
Significant changes to the audit plan, if any, and any disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

•
Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

•
If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

11.
Receive and review all reports that the Company's independent accountants are required to make to the Committee and take such action, if any, on the basis thereof as the Committee deems appropriate.

12.
After preparation by management and review by internal audit and independent accountants, approve the report of the Committee required under SEC rules to be included in the Company's annual proxy statement. This charter is to be published as an appendix to the proxy statement every three years.

13.
Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

14.
Meet with management, internal auditors and the independent accountants to discuss any relevant recommendations that the independent accountants may have, particularly those characterized as 'material' or 'serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the recommendations.

15.
Review the appointment and replacement of the senior internal audit executive.

16.
Review with management, internal auditors and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company's employees that may have a material impact on the financial statements.

17.
Review earnings press releases with management including any non-GAAP financial measure identified in any such press release.

18.
Review and discuss with management the Company's annual financial statements, quarterly financial statements and all internal control reports. Review other relevant reports of financial information submitted by the Company to any governmental body, or the public, including managements certifications as required by the Sarbanes Oxley Act of 2002.

19.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

20.
Provide information to the Company's officers as to whether, and if not, the reasons therefor, at least one member of the Committee is a "financial expert," as defined under rules adopted by the Commission so that appropriate disclosure can be made in the Company's periodic reports to the Commission.

CONSTRUCTION

        This Charter is intended to comply with all applicable requirements of the Securities Exchange Act of 1934, the rules of the SEC and the listing standards of Nasdaq and shall be interpreted and applied to give effect to that intent. The Company may avail itself of any exception to such requirements, whether or not set forth in this Charter and, while any such exception is available, the Committee shall be deemed in compliance with the requirement of this Charter to which the exception relates.

PROXY
CoBiz Inc.
821 17th Street
Denver, Colorado 80202
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 13, 2006, hereby appoints Steven Bangert and Jonathan C. Lorenz proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of CoBiz Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of CoBiz Inc. to be held on May 18, 2006 at the Magnolia Ballroom, 817 17th Street, Denver, Colorado 80202 at 8:00 a.m., M.D.T., and any adjournment thereof.

1.
ELECTION OF DIRECTORS

☐	FOR Steven Bangert	☐	WITHHOLD AUTHORITY to vote for Steven Bangert
☐	FOR Michael B. Burgamy	☐	WITHHOLD AUTHORITY to vote for Michael B. Burgamy
☐	FOR Jerry W. Chapman	☐	WITHHOLD AUTHORITY to vote for Jerry W. Chapman
☐	FOR Morgan Gust	☐	WITHHOLD AUTHORITY to vote for Morgan Gust
☐	FOR Thomas M. Longust	☐	WITHHOLD AUTHORITY to vote for Thomas M. Longust
☐	FOR Jonathan C. Lorenz	☐	WITHHOLD AUTHORITY to vote for Jonathan C. Lorenz
☐	FOR Evan Makovsky	☐	WITHHOLD AUTHORITY to vote for Evan Makovsky
☐	FOR Harold F. Mosanko	☐	WITHHOLD AUTHORITY to vote for Harold F. Mosanko
☐	FOR Howard R. Ross	☐	WITHHOLD AUTHORITY to vote for Howard R. Ross
☐	FOR Noel N. Rothman	☐	WITHHOLD AUTHORITY to vote for Noel N. Rothman
☐	FOR Timothy J. Travis	☐	WITHHOLD AUTHORITY to vote for Timothy J. Travis
☐	FOR Mary Beth Vitale	☐	WITHHOLD AUTHORITY to vote for Mary Beth Vitale
☐	FOR Mary White	☐	WITHHOLD AUTHORITY to vote for Mary White
☐	FOR all nominees noted	☐	WITHHOLD AUTHORITY to vote for all nominees noted
2.
RATIFICATION OF INDEPENDENT ACCOUNTANTS

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR items 1 and 2.

PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

Please sign exactly as your name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the left. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.
Date:	, 2006

Signature